UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 15, 2026

OpenWorld, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors and Certain Officers

On October 15, 2026, Scott Greenberg notified the board of directors (the “Board”) of OpenWorld, Inc. (the “Company”) of his resignation as a member of the Board and all committees thereof, effective as of October 15, 2026. Mr. Greenberg’s resignation was not due to any disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2026, the Board of Directors of OpenWorld, Inc. (the “Company”) approved and submitted to the Company’s stockholders for approval Amended and Restated Articles of Incorporation (the “Restated Articles”). On October 16, 2026, stockholders holding approximately 57.57% of the Company’s issued and outstanding shares of common stock representing a majority of the Company’s outstanding voting power approved the Restated Articles by written consent in accordance with Section 78.320 of the Nevada Revised Statutes. The amendments to the Restated Articles provide for:

(i)	the authorization of a new form of capital stock called “blockchain common stock” in the amount of 500,000,000 shares, par value $0.001 per share, to serve as a new “blank check” class of capital stock issuable in one or more series; and

(ii)	an express election permitting the Company to make distributions that otherwise would be prohibited by NRS 78.288(2)(b).

Upon effectiveness of the Restated Articles, the Company’s authorized capital stock will consist of 675,000,000 shares of Common Stock, par value $0.001 per share, 500,000,000 shares of Blockchain Common Stock, par value $0.001 per share, and 75,000,000 shares of Preferred Stock, par value $0.001 per share.

The Restated Articles will become effective upon filing with the Nevada Secretary of State following the expiration of the applicable notice period under Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and following the mailing of the Company’s definitive Information Statement on Schedule 14C to its stockholders.

A copy of the form of Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 16, 2026, stockholders holding approximately 57.57% of the Company’s issued and outstanding shares of common stock representing a majority of the Company’s outstanding voting power, acting by written consent pursuant to Section 78.320 of the Nevada Revised Statutes, approved the Restated Articles described in Item 5.03 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Amended and Restated Articles of Incorporation of OpenWorld, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenWorld, Inc.

Date: October 16, 2026	/s/ Jennifer Cola
	Name:	Jennifer Cola
	Title:	Chief Financial Officer